CCG Updates 2014/2015 Pre-leasing Before NAREIT Conference

Charlotte, NC – June 2, 2014 – Campus Crest Communities, Inc. (NYSE:CCG) announces that it will be attending the NAREIT REITWeek Conference in New York, NY June 3rd – 4th. Ted W. Rollins, Chairman and Chief Executive Officer, will give a company presentation on Tuesday, June 3th from 3:00 – 3:45 p.m. EST. The live webcast will be available online in the Investor Relations section of the company's website at www.campuscrest.com on the day of the conference. An online replay of the webcast will be available for 90 days.

Also, in conjunction with the conference, the Company is providing an update on its portfolio leasing status for the 2014/2015 academic year. The following table contains the leasing status as of May 29, 2014 and 2013:

14/2015 Academic Year Leasing Summary

				2014 - 2015 Leases		2013 - 2014 Leases			Rental Rate
Property	Properties	Units	Beds	Signed (3)%		Signed (3)%		Change	Change

Operating (1)
Wholly-Owned	32	6,400	17,476	13,312	76.2%	12,490	71.5%	4.7%	n/a
HSRE Joint Venture	9	1,870	5,148	3,177	61.7%	3,022	58.7%	3.0%	n/a
Total Operating	41	8,270	22,624	16,489	72.9%	15,512	68.6%	4.3%	1.0% - 2.0%

Copper Beech Portfolio	28	5,047	13,177	10,882	82.6%	11,391	86.4%	(3.8%)	0.0% - 1.0%

Total Operating Portfolio	69	13,317	35,801	27,371	76.5%	26,903	75.1%	1.4%	n/a

Total 2014 Deliveries (2)	10	3,128	7,455	2,569	34.5%	n/a	n/a	n/a	n/a

(1) Includes 2013 deliveries.
(2) Includes both wholly-owned and joint venture 2014 deliveries; excludes the redevelopment at Toledo, OH.
(3) As of May 29, 2014 and 2013, respectively.

“We are pleased with the direction of our pre-leasing and the markets we serve. Our Copper Beech investment integration continues to make steady progress and our evo brands are preparing for their inaugural year,” remarked Ted W. Rollins, Chairman and Chief Executive Officer. “Our teams are stronger than they have been in our history and we are poised to continue to maximize our operating portfolio to yield the best returns.”

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality student housing properties located close to college campuses in targeted markets. Pro forma for the Copper Beech restructure, the Company has ownership interests in 80 student housing properties and over 43,000 beds across North America, of which 70 are operating and 10 are development or redevelopment properties. The Company is an equity REIT that differentiates itself through its vertical integration and consistent branding across the portfolio through three unique brands targeting different segments of the college student population. The Grove® brand offers more traditional apartment floor plans and focuses on customer service, privacy, on-site amenities and a proprietary residence life program. The Copper Beech brand and townhome product offers more residential-type living to students looking for a larger floor plan with a front door and back porch. The evo brand provides urban students with a luxury student housing option with all the conveniences of city living. Additional information can be found on the Company's website at http://www.campuscrest.com/.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Source: Campus Crest Communities, Inc.

Campus Crest Communities, Inc.
Investor Relations

704-496-2571